OXFORD APARTMENTS, L.C.
                       (HUD Project Number 114-11123-REF)

              FINANCIAL STATEMENTS AND SUPPLEMENTAL SUPPORTING DATA


                      FOR THE YEAR ENDED DECEMBER 31, 1997

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                         Page
                                                         ----

Independent Auditors' Report                             1

Financial Statements:

    Balance Sheet                                        2   -  3

    Statement of Profit and Loss                         4   -  5

    Statement of Changes in Members' Equity              6

    Statement of Cash Flows                              7

    Notes to Financial Statements                        8   -  10

Supplemental Supporting Data Required by HUD             11  -  21

[Letterhead]

                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (Originally Founded in 1949)



                          INDEPENDENT AUDITORS' REPORT


The Members
Oxford Apartments, L.C.

We have audited the accompanying balance sheet of Oxford Apartments, L.C. (a Texas limited liability company) (the "Company"), U.S. Department of Housing and Urban Development ("HUD") Project Number 114-11123-REF, as of December 31, 1997 and the related statements of profit and loss, changes in members' equity and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oxford Apartments, L.C. as of December 31, 1997 and the results of its operations, changes in members' equity and cash flows for the year then ended in conformity with generally accepted accounting principles.

In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated February 12, 1998, on our consideration of the Company's internal controls, and reports dated February 12, 1998, on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying supplementary information shown on pages 11-21 are presented for purposes of additional analysis and is not a required part of the basic financial statements of the Company. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.


                                             Certified Public Accountants


February 12, 1998


      3555 TIMMONS LANE, SUITE 460 - HOUSTON, TEXAS 77027 - (713) 963-8008

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                                     ASSETS

CURRENT ASSETS:
     1110  Petty Cash                                               $      400
     1120  TCB depository account                                      344,425
     1130  Tenant accounts receivable                                    2,377
     1900  Deposits                                                      1,857
     1240  Prepaid insurance                                            35,104
     1250  Mortgage insurance                                           45,300
                                                                     ---------

                Total current assets                                   429,463
                                                                     ---------

Deposits Held in Trust - Funded:
     1191  Tenant security deposits:                                    72,452
                                                                     ---------

Restricted Deposits and Funded Reserves:
     1310  Mortgage escrow deposits:
             MIP escrow                                                      -
             FHA repair escrow                                               -
             Property tax escrow                                       258,827
             Insurance escrow                                           16,550
     1320  Reserve for replacements                                    367,144
                                                                     ---------

                Total restricted deposits and funded reserves          642,521
                                                                     ---------

Property, Furniture and Equipment
     1410  Land                                                      2,304,054
     1420  Buildings                                                 6,505,291
     1450  Furniture and equipment                                     515,706
                                                                     ---------
                                                                     9,325,051
             Less accumulated depreciation                          (1,842,660)
                                                                     ---------

                Total property, furniture and equipment              7,482,391
                                                                     ---------
Other Assets:
     1800  Financing and organization costs net of
               accumulated amortization of $57,766                     441,184
                                                                     ---------

               Total Assets                                         $9,068,011
                                                                     =========



See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                                  BALANCE SHEET

                                DECEMBER 31, 1997


                         LIABILITIES AND MEMBERS' EQUITY


Current Liabilities:
     2110  Accounts payable                                         $   91,811
     2120  Accrued wages and payroll taxes payable                       4,370
     2130  Mortgage interest payable                                         -
     2150  Accrued property taxes                                      249,419
     2210  Prepaid rents                                                17,120
     2320  Current portion of mortgage loan payable - Note 2            75,240
                                                                     ---------

                Total current liabilities                              437,960

Deposits Liabilities:
     2191  Tenant security deposits:                                    74,029

Long-Term Liabilities:
     2310  Mortgage loan payable, net of current portion - Note 2    9,024,982
                                                                     ---------

                Total Liabilities                                    9,536,971

Members' Equity                                                       (468,960)
                                                                     ---------

                Total Liabilities and Members' Equity               $9,068,011
                                                                     =========



See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                     STATEMENT OF CHANGES IN MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997





Balance, December 31, 1996                       $(314,625)

Contributions                                            -

Distributions                                     (286,742)

Net profit for the year                            132,407
                                                 ---------

Balance, December 31, 1997                       $(468,960)
                                                 =========




See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



Cash Flows from Operating Activities:
     Net Income (Loss)                                           $ 132,407
     Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
           Depreciation and amortization                           486,923
           (Increase) decrease in:
               Accounts receivable - tenants                          (930)
               Mortgage insurance                                   (3,442)
               Prepaid insurance                                    10,912
               Escrow accounts                                     (47,013)
               Security deposits                                    (2,933)
               Deposits                                                200
           Increase (decrease) in:
               Accounts payable and accrued liabilities             83,824
               Accrued interest payable                            (58,303)
               Accrued taxes payable                                (6,908)
               Deposit liabilities                                   9,439
               Prepaid rents                                        12,971
                                                                  --------
                                                                   617,147
                                                                  --------

Cash Flows from Investing Activities:
     Property improvements                                        (105,867)
                                                                  --------
Cash Flows from Financing Activities:
     Mortgage principal payments                                   (75,309)
     Distributions                                                (286,742)
                                                                  --------
                                                                  (362,051)
                                                                  --------
Increase in Cash                                                   149,229

Cash, Beginning of Year                                            195,596
                                                                  --------
Cash, End of Year                                                $ 344,825
                                                                  ========


Supplemental Disclosures of Cash Flow Information:

Interest paid during the year                                    $ 755,108
                                                                  ========


See accompanying notes to financial statements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

Note 1      Organization and Summary of Significant Accounting Policies

            Organization

            Oxford Apartments, L.C. (the "Company") was organized as a limited liability company on June 25, 1992, under the laws of the State of Texas, for the purpose of acquiring and operating a housing project or projects with the assistance of mortgage insurance under the National Housing Act, Section 223F. Such projects are regulated by the Department of Housing and Urban Development ("HUD"). The Regulatory Agreement limits distributions of net operating income to "surplus cash" available for distribution at the end of a semiannual or annual fiscal period. The Company will terminate June 24, 2032, according to the terms of the Articles of Organization.

            On December 16, 1993, the members of Oxford Apartments, L.C. contributed a 405 unit multifamily project located at 2815 Greenridge in Houston, Texas, known as the Oxford Apartments (the "Project") and certain other assets to the Company. Concurrently, the Company obtained a mortgage loan in the amount of $9,350,000, collateralized by the Project and other assets. The Project was recorded by the company at the members' net carrying basis of $8,614,164 which represents cost less accumulated depreciation. The proceeds of the mortgage loan were used to repay the members' existing debt on the Project, fund escrow balances and pay closing costs, all of which were funded at closing and did not flow through the cash accounts of the Company. The aggregate amount of the assets contributed, including the Project and other assets and escrow balances, in excess of the mortgage loan totaled $484,789 and was recorded as a capital contribution.

            Revenue Recognition

            The Company recognizes real estate rental revenue in accordance with the terms of the respective leases.

            Property, Furniture and Equipment

            Property, furniture and equipment are carried at cost and are depreciated using the straight line method over the estimated useful lives of 5 to 10 years for furniture and equipment and 20 to 40 years for building and building improvements.

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



Note 1      Organization and Summary of Significant Accounting Policies
            (Continued)

            Financing Costs

            Financing costs consist principally of fees incurred in conjunction with obtaining the permanent mortgage loan and are being amortized over the 35 year term of the mortgage loan using the straight-line method.

            Income Taxes

            No provision for Federal income taxes is made in the accounts of the Company since taxes on its operations are the obligations of individual members.

            Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2      Mortgage Loan Payable

            The mortgage loan payable to TRI Capital Corporation bears interest at 7.625% and is due in monthly installments of $63,878, including interest, through January 1, 2029. The Company's property and equipment and the various funded reserves collateralize the mortgage loan.

            Annual principal payments for years subsequent to December 31, 1997 are as follows:

            Years Ending December 31,                Amount
            -------------------------                ------

                    1998                          $   75,240
                    1999                              81,182
                    2000                              87,594
                    2001                              94,511
                    2002                             101,975
                 Thereafter                        8,659,720
                                                  ----------
                                                  $9,100,222
                                                  ==========
                                        9

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

Note 3      Real Estate Leases

            At December 31, 1997 approximately 94% of the Project's 405 units were committed under either month-to-month leases or non-cancelable operating leases with terms varying from six to twelve months. Future minimum real estate rental income under the non-cancelable operating leases existing at December 31, 1997, expected during the year ending December 31, 1998 is approximately $809,136.

Note 4      Related Party Transactions

            Operations of the Project are managed by Bradley Apartment Homes ("BAH"), which is affiliated with the members of the Company. Management fees paid to BAH are based on four percent of rents collected. Such fees aggregated $100,874 for the year ended December 31, 1997.

            At December 31, 1997, the Company had accounts payable to BAH of $76,311 for costs and expenses paid by BAH on behalf of the Company.

                  SUPPLEMENTAL SUPPORTING DATA REQUIRED BY HUD

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                                December 31, 1997



Accounts Receivable (other than from regular tenants):

None

Delinquent Tenant Accounts Receivable:


                                                             1997
                                                 -----------------------------
                                                 Number of             Amount
                                                  Tenants             Past Due
                                                  -------             --------
                Delinquent 30 days                    3                $2,377
                Delinquent 31 to 60 days              0                     0
                Delinquent 61 to 90 days              0                     0
                Delinquent over 90 days               0                     0
                                                     ---               ------
                                                      8                $2,377
                                                     ===               ======

Mortgage Escrow Deposits:

      Estimated amount required as of December 31, 1997 for future payment of:

                                                    1997
                                                    ----

               Property insurance, 2 months       $  7,021
               Mortgage insurance, 12 months        45,300
               Real estate taxes, 12 months        249,419
                                                   -------

                   Total                           301,740

               Amount confirmed by mortgagee       320,678
                                                   -------
               Amount on deposit in excess
                   of estimated requirements      $ 18,938
                                                   =======

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997


Reserve for Replacements:

      In accordance with the provisions of the Regulatory Agreement, restricted cash is held by the TRI Capital Corporation to be used for replacement of property with the approval of HUD as follows:

      Balance, beginning of period                        $359,609
      Deposits made during period                           63,216
      Withdrawals made during period                       (55,681)
                                                          --------
      Balance, end of period                              $367,144
                                                          ========


      The following information pertains to withdrawals made from the Reserve for Replacements during the year.

                         Interior                             Hot Water
              Date      Decoration   Exterior   A/C   Misc.    System    Total
              ----      ----------   --------   ---   -----  ----------  -----

      February 10, 1997   $30,036    $25,645    $ -    $ -      $ -     $55,681


Accounts Payable (other than to trade creditors):

      None

Compensation of Partners:

      None from Project funds

Changes in Fixed Assets:
                                                         Furniture &
                              Land          Buildings     Equipment      Total
                              ----          ---------     ---------      -----
      Cost:
      December 31, 1996      $2,304,054     $6,464,316     $450,814   $9,219,184
         Additions                    -         40,975       64,892      105,867
         Dispositions                 -              -            -            -
                              ---------      ---------      -------    ---------
      December 31, 1997      $2,304,054     $6,505,291     $515,706   $9,325,051
                              =========      =========      =======    =========

      Accumulated Depreciation:
      December 31, 1996                     $1,191,564     $178,429    1,369,993
         Additions                             397,790       74,877      472,667
         Dispositions                                -            -            -
                                             ---------      -------    ---------
      December 31, 1997                     $1,589,354     $253,306   $1,842,660
                                             =========      =======    =========

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997


Accrued Taxes:


     Description of      Basis for           Period                                       Amount
         Tax              Accrual           Covered               Date Due               Accrued
       -------           -------            -------               --------               ------
     Houston ISD            Tax            January 1, 1997
                          Statement            through         January 31, 1998
                                          December 31, 1997                               $124,483


 City of Houston and        Tax            January 1, 1997
     Harris County        Statement            through         January 31, 1998
                                          December 31, 1997                               $124,936
                                                                                          --------

                                                                            Total         $249,419
                                                                                          ========

Tenant Security Deposits:

Tenant security deposits are held in account # 25523-00220 at Bank of America Texas N.A., Houston, Texas. This federally insured account, in the name of the Project, had a balance of $69,452 at December 31, 1997, including earned interest that does not inure to the tenants.

Schedule of Unauthorized Distributions of Project Income:

None

Changes in Ownership Interests:

No ownership changes occurred during the period covered by the financial statements.

Distributions paid to the members:


Date Declared
and Paid              Period Covered            Amount Declared and Paid
--------              --------------            ------------------------

February 1997         2nd half 1996                     $139,148

July 1997             1st half 1997                      147,594
                                                       ---------
                                                        $286,742
                                                       =========

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997



Statement of Receipts and Disbursements:

Source of Funds:

       Revenues:
       Rental income, net                               $2,457,366
       Financial                                            12,683
       Other income                                         77,868
                                                         ---------
                                                         2,547,917
                                                         ---------


    Expenses:
       Administrative                                      252,974
       Management fees                                     100,874
       Utilities                                           158,623
       Operating                                            40,114
       Maintenance                                         136,064
       Maintenance payroll                                 125,131
       Real estate taxes                                   249,926
       Other taxes                                          27,371
       Insurance                                            71,954
       Workmens' compensation                               23,087
       Mortgage insurance                                   45,663
       Mortgage interest                                   696,806
                                                         ---------
                                                         1,928,587
                                                         ---------
Cash provided by operations before principal
    payments and changes in assets and liabilities         619,330

Principal payments                                          75,309
                                                         ---------
Cash provided by operations before changes
    in assets and liabilities                              544,021
                                                         ---------

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997

Statement of Receipts and Disbursements (Continued)

Application of Funds:
    (Increase) decrease in:
       Accounts receivable - tenants                          (930)
       Deposits                                                200
       Prepaid insurance                                    10,912
       Security deposits                                    (2,933)
       Escrow accounts                                     (47,013)
       Mortgage insurance                                   (3,442)
    Increase (decrease) in:
       Accounts payable and accrued liabilities             83,824
       Accrued interest payable                            (58,303)
       Accrued taxes payable                                (6,908)
       Deposit and prepayment liabilities                   22,410

    Additions to Property                                 (105,867)

    Surplus Cash Distributions                            (286,742)
                                                          --------
                                                          (394,792)
                                                          --------
    Increase  in cash                                      149,229

    Unrestricted cash, beginning period                    195,596
                                                          --------
    Unrestricted cash, end of period                     $ 344,825
                                                          ========

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                                December 31, 1997

Schedule of Funds in Financial Institutions as of December 31, 1997:


Funds Held by Mortgagor, Regular Operating Account:

       Texas Commerce Bank, (checking)(1)                      $  471,489

Funds Held by Mortgagor in Trust, Tenant Security Deposits:

       Bank of America(2)                                          69,452


Funds Held by Mortgagee, (in Trust):

       Reserve for Replacements(3)

           Sanwa Bank, (checking) 3.5%            $363,070

       Mortgage Insurance Escrow(3), Sanwa Bank     45,300

       Property Tax Escrow(3), Sanwa Bank          258,827

       Property Insurance Escrow(3), Sanwa Bank     16,550
                                                  --------
Funds Held by Mortgagee                                           683,747
                                                                ---------
    Total Funds in Financial Institutions                      $1,224,688
                                                                =========


    (1)  Balances Confirmed by Texas Commerce Bank

    (2)  Balances Confirmed by Bank of America

    (3)  Balances Confirmed by TRI

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997

            Listing of Identity of Interest Companies and Activities
                         Doing Business with Owner/Agent
                     during the year ended December 31, 1997



     Company Name               Type of Service           Amount Received
     ------------               ---------------           ---------------
Bradley Apartment Homes       Property Management            $100,874

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997


                            Certification of Members


DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT


We hereby certify that we have examined the foregoing financial statements of Oxford Apartments, L.C. Project Number 114-11123-REF, and, to the best of our knowledge and belief, the same is complete and accurate.


/s/ Tim Meyers                                /s/ Al Bradley, Jr.
----------------------------------            ---------------------------------
Tim Myers                                     Al Bradley, Jr.
President                                     Vice-President


----------------------------------            ---------------------------------
Date                                             Date




Limited Liability Company
Identification Number 76-0372784

                             OXFORD APARTMENTS, L.C.

                       (HUD Project Number 114-11123-REF)

                  Supplemental Supporting Data Required by HUD

                      For the Year Ended December 31, 1997


                        Management Agent's Certification


DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT


We hereby certify that we have examined the foregoing financial statements of Oxford Apartments, L.C. Project Number 114-11123-REF, and, to the best of our knowledge and belief, the same is complete and accurate.



/s/ Gene R. Blevins                        /s/ Al Bradley, Jr.
----------------------------------         ---------------------------------
Gene R. Blevins                            Al Bradley, Jr.
President                                  Chairman
Allied Development Corporation             Allied Development Corporation
dba, Bradley Apartment Homes               dba, Bradley Apartment Homes



----------------------------------         ---------------------------------
Date                                       Date






Allied Development Corporation
Identification Number 76-0156150

[Letterhead]


                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (Originally Founded in 1949)


February 12, 1998




To the Department of Housing
and Urban Development


Attached is the financial report of Oxford Apartments, L.C. (HUD Project No. 114-11123-REF) for the year ended December 31, 1997.



/s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.

Certified Public Accountants


Houston, Texas

Employer Identification No.:                 74-1716599

Engagement Partner:                          Mr. Naushad Kermali
                                             3555 Timmons Lane, #460
                                             Houston, TX 77027
                                             (713) 963-8008


      3555 TIMMONS LANE, SUITE 460 - HOUSTON, TEXAS 77027 - (713) 963-8008

[Letterhead]


                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (Originally Founded in 1949)


              INDEPENDENT AUDITORS' REPORT ON THE INTERNAL CONTROLS
                       (COMBINED REPORT APPLICABLE TO THE
                 FINANCIAL STATEMENTS AND HUD-ASSISTED PROGRAMS)


To Members
Oxford Apartments, L.C.


We have audited the financial statements of U.S. Department of Housing and Urban Development ("HUD") Project No. 114-11123-REF Oxford Apartments, L.C. (the "Company"), for the year ended December 31, 1997 and have issued our report thereon dated February 12, 1998. We have also audited the Company's compliance with requirements applicable to major HUD-assisted programs and have issued our report thereon dated February 12, 1998.

We conducted our audits in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of the Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements and about whether the Company complied with laws and regulations, noncompliance with which would be material to a major HUD-assisted program.

The management of Oxford Apartments, L.C. is responsible for establishing and maintaining internal controls. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal controls. The objectives of internal controls are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition, that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles, and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control structure, errors, irregularities, or instances of noncompliance may nevertheless occur and not be detected. Also, projection of any evaluation of internal controls to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.



      3555 TIMMONS LANE, SUITE 460 - HOUSTON, TEXAS 77027 - (713) 963-8008

In planning and performing our audits, we obtained an understanding of the design of relevant internal controls and determined whether they have been placed in operation, and we assessed control risk in order to determine our auditing procedures for the purpose of expressing our opinions on the Company's financial statements and on its compliance with specific requirements applicable to its major HUD-assisted programs and to report on internal controls in accordance with the provisions of the Guide and not to provide any assurance on internal controls.

We performed tests of controls, as required by the Guide, to evaluate the effectiveness of the design and operation of internal controls that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Company's major HUD-assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal control policies and procedures. Accordingly, we do not express such an opinion.

Our consideration of the internal controls would not necessarily disclose all matters in internal controls that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level risk that errors or irregularities in the amounts that would be material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. We noted no matters involving internal controls and their operations that we consider to be material weaknesses as defined above.

This report is intended for the information of audit committee, management, and the U.S. Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.



                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.

                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.


February 12, 1998



      3555 TIMMONS LANE, SUITE 460 - HOUSTON, TEXAS 77027 - (713) 963-8008

[Letterhead]

                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (Originally Founded in 1949)


            INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC
                  REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS


The Members
Oxford Apartments, L.C.

We have audited the financial statements of U.S. Department of Housing and Urban Development ("HUD") Project No. 114-11123-REF, Oxford Apartments, L.C. (the "Company") as of and for the year ended December 31, 1997 and have issued our report thereon dated February 12, 1998. In addition, we have audited the Company's compliance with the specific program requirements governing mortgage status, replacement reserve, security deposits and cash receipts and disbursements that are applicable to each of its major HUD-assisted programs, for the year ended December 31, 1997. The management of the Oxford Apartments, L.C. is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the US. Department of Housing and Urban Development, Office of Inspector General. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Company's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

The results of our audit procedures disclosed no instances of noncompliance with the requirements referred to above, that are required to be reported herein.

In our opinion, the Oxford Apartments, L.C. complied, in all material respects, with the requirements governing Section 207 pursuant to Section 223(f) of the National Housing Act that are applicable to each of its HUD-assisted programs for the year ended December 31, 1997.

This report is intended for the information of management and the U.S. Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.



                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.

                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.



February 12, 1998




      3555 TIMMONS LANE, SUITE 460 - HOUSTON, TEXAS 77027 - (713) 963-8008

[Letterhead]


                    Hidalgo, Banfill, Zlotnik & Kermali, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                          (Originally Founded in 1949)


            INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION


To Members
Oxford Apartments, L.C.


We have audited the financial statements of U.S. Department of Housing and Urban Development ("HUD") Project No. 114-11123-REF, Oxford Apartments, L.C. (the "Company") as of and for the year ended December 31, 1997 and have issued our report thereon dated February 12, 1998.

We have applied procedures to test the Company's compliance with the Fair Housting and Non-Discrimination requirements applicable to its HUD-assisted programs for the year ended December 31, 1997.

Our procedures were limited to the applicable compliance requirement described in the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, Office of Inspector General. Our procedures were substantially less in scope than an audit, the objective of which would be the expression of an opinion on the Company's compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

This report is intended for the information of management and the U.S. Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.


                                   /s/ Hidalgo, Banfill, Zlotnik & Kermali, P.C.


                                       HIDALGO, BANFILL, ZLOTNIK & KERMALI, P.C.


February 12, 1998




      3555 TIMMONS LANE, SUITE 460 - HOUSTON, TEXAS 77027 - (713) 963-8008